EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”) is made and entered into this 15th day of June 2006, by and between Invisa, Inc., a Nevada corporation. (the “Company”) and Carl A. Parks (the “Employee”).

RECITALS:

WHEREAS, Employee wishes to continue to be employed by the Company, and the Company wishes to continue employing the Employee. (Carl A. Parks began employment with Invisa, Inc. on August 1, 2001.)

WHEREAS, the parties acknowledge that the Company has advised Employee that the auditor’s opinion which accompanies the Company’s Financial Statements for the year ended December 31, 2005, may express concern over the Company’s ability to remain a “going concern”.

WHEREAS, the Company and the Employee are desirous of setting forth in this definitive Employment Agreement their respective rights and obligations in respect to Employee’s employment with the Company.

NOW, THEREFORE, in consideration of Employee’s employment and in consideration of the mutual promises in this Agreement, and for additional good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties hereto, the Company and the Employee agree as follows:

1. Employment and Term. On the terms and subject to the conditions of this Agreement, the Company agrees to employ the Employee and the Employee accepts such employment. Employee’s employment under this Agreement shall commence on the date hereof, and shall continue in effect, as described in Exhibit “A”, unless earlier terminated pursuant to Paragraph 6 herein below.

2. Duties. The Employee is employed by the Company to perform the duties specified from time to time by the Board of Directors and as set forth on Exhibit “A” which is attached hereto, incorporated herein and made a part hereof (“Duties”).

3. Compensation. As compensation for Employee performing the Duties, the Company shall pay Employee the compensation as set forth on Exhibit “B” which is attached hereto, incorporated herein and made a part hereof (“Compensation”).

4. Vacations. Employee shall be entitled each year to a vacation as provided in Exhibit “B”, during which time Employee’s Compensation shall be paid in full.

5. Fringe Benefits and Reimbursement of Expenses.

a. Employee shall be entitled to participate in any group plans or programs maintained by the Company, if any, such as health insurance or other related benefits as may be in effect from time to time and offered to the other employees of the Company (“Benefits”).

b. Company acknowledges that it will pay for reasonable expenses incurred by Employee in furtherance of his duties to the Company, which shall include, without limitation, expenses for entertaining,

travel and similar items. All such expenses will be in incurred in accordance with policies adopted by the Company from time to time.

c. The Company shall provide Employee actual gasoline expenses for Company business at IRS rates.

6. Termination of Employment.

6.1 Prior to the Termination Date, this Agreement and all the rights and obligations of the parties hereto shall terminate immediately: (i) in the event of the Employee’s death; or (ii) if the Company ceases to conduct business.

6.2 Prior to the Termination Date, the Company may, upon written notice to the Employee, immediately thereafter terminate the Employee’s employment for proper cause, pursuant to the grounds set forth herein (“For Cause”), and in the event of such For Cause termination, the Employee shall not be entitled to any Compensation or Lump Sum Severance Package Compensation as hereinafter defined following the date set forth on the written notification of such For Cause termination, other than options that are fully vested as of the date of the For Cause termination. The grounds for For Cause termination are the occurrence of any of the following: (i) indictment of Employee on felony charges; (ii) Employee’s engagement in illegal business practices in connection with the Company’s business; (iii) Employee’s intentional and material misappropriation of the Company’s assets; (iv) the Employee’s breach of: Company policies; this Agreement; the Covenant Not To Compete Agreement attached hereto as Exhibit “C”; the Confidentiality/Waiver of Interest Agreement attached hereto as Exhibit “D”. With respect to a For Cause termination under (iv), the written notice will provide the Employee 10 days within which to cure the breach (“Cure Period”), and if it is not cured within that period, the For Cause termination will become immediately effective. With regard to the Covenant Not to Compete Agreement attached as Exhibit “C” and the Confidentiality/Waiver of Interest Agreement attached as Exhibit “D”, the Cure Period will run concurrently with (and not be in addition to) the Mediation Period as defined in Exhibits “C” and “D”.

6.3 Prior to the Termination Date, the Company may, upon 30 days written notice to the Employee, immediately thereafter terminate the Employee’s employment without cause (For Cause being limited to the grounds set forth in Paragraph 6.2 herein above). In the event of such without cause termination, after the initial 3 months of employment with the Company, the Company shall for a period of 90 days following the date of such termination ( the “Severance Payment Period”)pay to Employee severance compensation consisting of the Compensation and Benefits (as set forth on Exhibit “B”) which would have been due and payable to Employee under this agreement had Employees employment not been terminated without cause (“Severance Package Compensation”). In the event of a termination without cause, which occurs after the initial 12 months of employment by Employee under this Agreement, the Severance Package Compensation shall be increased to equal the compensation and Benefits which would have been paid to Employee for 180 days (i.e., the Severance Payment Period is increased from 90 days to 180 days). In the event of termination without cause during the initial 3 months of employment by Employee under this Agreement, no Severance Package Compensation or other severance payment of any description shall be due as a result of such termination. The Severance Package Compensation shall be paid during the Severance Payment Period at the same intervals as the Compensation and Benefits would have been paid had the employment not been terminated. The Severance Package Compensation shall constitute the only compensation due to Employee as the result of termination of employment without cause and the Company shall have no additional liability to Employees as a result of such termination of employment without cause. Termination of Employment by the Company for disability of Employee shall be deemed termination without cause.

6.4 Prior to the Termination Date, in the event that (1)there shall be a Change in Control (as defined below) in the Company or (2) the scope of Employee's duties with the Company shall significantly change, the Employee may, upon 30 days written notice to the Company given within 30 days of the change set forth in (1) or (2) above, terminate Employee’s employment with the Company, and in such event, Employee shall not be entitled to any compensation following the date of such termination, other than options. Any un vested options shall fully vest as of the date of the termination.

For purposes of this Agreement, the term “Change in Control” shall mean:

(i) The acquisition by any individual or entity of beneficial ownership of 50% or more of the then outstanding shares of common stock of the Company in one transaction or

(ii) The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination) unless, following such Business Combination, more than 50% of the then outstanding shares of common stock of the corporation resulting from such Business Combination is owned by the Company's shareholders ; or

(iii) The individuals who on the date of this Agreement constitute the Board of Directors or the senior executive management of the Company thereafter cease to constitute at least a majority thereof.

6.5 In the event this Agreement is not terminated prior to its Termination Date as set forth hereinabove in this Paragraph 6, then in such event this Agreement shall terminate upon the Termination date.

7. Non-Competition. Simultaneously with his execution of this Agreement Employee shall execute a Covenant Not to Compete Agreement with the Company, as set forth on Exhibit “C” which is attached hereto, incorporated herein and made a part hereof The parties acknowledge and agree that the mediation provisions and remedy provisions of the Covenant Not to Compete Agreement as set forth in Paragraphs 4 and 5 respectively thereof are the dispute resolution and remedy provisions that govern the parties under the Covenant Not to Compete Agreement and Paragraph 13 of this Agreement is not applicable thereto.

8. Confidentiality/Waiver of Interest. Simultaneously with his execution of this Agreement, Employee shall execute a Confidentiality/Waiver of Interest Agreement with the Company, as set forth on Exhibit “D” which is attached hereto, incorporated herein and made a part hereof The parties acknowledge and agree that the mediation provisions and the remedy provisions of the Confidentiality/Waiver of Interest Agreement as set forth in Paragraphs 7 and 8 respectively thereof are the dispute resolution and remedy provisions that govern the parties under the Confidentiality/Waiver of Interest Agreement and Paragraph 13 of this Agreement is not applicable thereto.

9. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered or mailed by certified mail, return receipt required, to the recipient at the address indicated below:

To the Company: To the Employee:

Invisa, Inc. Carl A. Parks
6935 15th Street East, Suite 120 11122 3rd Avenue E
Sarasota, FL 34243 Bradenton, FL 34212

Or such other addresses or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

10. Severability. In the event that any provision of this Agreement shall be held to be unreasonable, invalid, or unenforceable for any reason whatsoever, the parties agree that: (i) such invalidity or unenforceability shall not affect any other provision of this Agreement and the remaining covenants, restrictions, and provisions hereof shall remain in full force and effect; and (ii) any court, arbitrator or arbitration panel, as the case may be, may so modify the objectionable provision as to make it valid, reasonable, and enforceable, and such provision, as so modified, shall be valid and binding as though the invalid, unreasonable, or unenforceable portion thereof had not been included therein.

11. Complete Agreement. This Agreement contains the entire agreement of the parties and supersedes and preempts any prior understandings, agreements or representations between Employee and Company regarding the employment of Employee.

12. Counterparts. This Agreement may be simultaneously executed in two counterparts, each of which shall be an original, and all of which shall constitute but one and the same instrument.

13. Mediation/Arbitration Provision. The parties shall in good faith endeavor to resolve all claims or disputes arising from or relating to the terms of this Agreement first by mediation through a mediator selected by the parties and if not resolved by mediation, then the parties agree to resolve all claims or dispute by binding arbitration in accordance with this Section. The party seeking mediation shall submit a written notice for mediation to the other party (the “Notice”). The parties shall agree on a mediator and mediation date within ten business (10) days from the date of the Notice. If the parties are unable to agree upon a mediator and mediation date within ten (10) business days from the date of the Notice, the matter shall, within twenty (20) business days from the date of the Notice, be referred to the American Arbitration Association for final and binding arbitration. If the matter is mediated but not resolved by mediation, the matter shall, within ten (10) days from the last mediation proceeding, be referred to the American Arbitration Association for final and binding arbitration. The arbitration proceedings shall take place in Sarasota County, Florida and shall be governed by the Florida Arbitration Code and the rules pertaining to commercial arbitration of the American Arbitration Association then in effect (except the provisions of this paragraph shall govern if in conflict with such rules). There shall be one arbitrator if the amount in controversy is less than twenty four thousand dollars ($24,000), and otherwise there shall be three arbitrators. The arbitration award may be entered in any court of competent jurisdiction, as provided for in this Agreement, for an order of enforcement if necessary. The costs of the arbitration shall be divided equally between the parties. No party shall be entitled to recover attorneys fees incurred in any arbitration proceeding from the other party. However, if either party is required to take legal action to enforce or collect the award, the prevailing party in such legal action shall be entitled to collect all costs and reasonable attorney’s fees and other expenses from the other party.

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14. Employee Representation. Employee represents that he is currently not subject to any contract, agreement or understanding with any other party or entity that restrict his employment in any way or provides for any not compete or non-disclosure obligations upon Employee, other than as set forth in Exhibit C hereto, copies of which agreements are attached to such Exhibit.

15. Amendments/Waivers. This Agreement may only be modified, amended, or waived by a writing duly authorized and executed by all parties.

16. Draftsman. In construing this Agreement, neither of the parties hereto shall have any term or provision of this Agreement construed against such party solely by reason of such party having drafted same as each provision of this Agreement is deemed by the parties to have been jointly drafted by the Company and the Employee.

17. SEC Compliance. Employee acknowledges that the Company, as of the date hereof, is a “Reporting Company” under the Securities Exchange Act of 1934 as amended (the “Act”). While the Company remains a Reporting Company, its officers and directors, and certain shareholders are required to file periodic reports under Section 16, as it relates to the ownership, acquisition and disposition of their equity of Invisa, Inc. Employee agrees that he will timely file Section 16 reports regarding his equity ownership of Invisa, Inc. Employee further agrees that he will abide by Regulation FD and Invisa, Inc.’s written policies as may adopted from time to time regarding insider trading and disclosure of non-public information.

18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

In Witness Whereof, the parties have executed this Agreement on the day and year first above written.

The Company: Employee:
Invisa, Inc.

    By: /s/Edmund C. King______________________         /s/Carl A. Parks._____________________
           Edmund C. King                         Carl A. Parks
     Chief Financial Officer

Exhibit “A”

EMPLOYMENT AGREEMENT
Between

Invisa, Inc.

And

Carl A. Parks

In accordance with Paragraph 2, Employee shall perform the following duties:

From June 15, 2006 to June 15, 2009, Employee shall be employed as the President and Chief Operating Officer (“PRES”) of the Company.

President

From June 15, 2006 to June 15, 2009, Employee shall be employed as President of the Company. As President, Employee shall work with the Company’s Board of Director to establish revenue targets and overall company direction. Employee shall be in charge of and have final decision making authority for the day to day management and operation of the company which shall include without limitation budgeting, marketing, research and development and personnel. For purposes of this agreement “personnel” shall include the selection, recruitment, hiring, promotion and termination of employees, consultants and independent contractors. All employees of the Company shall without limitation report directly to the President. The president shall report to the Board of Directors and shall work with the Board of Directors to establish all revenue targets for the Company, including those for systems, hardware, development contracts and licensing.

In Witness Whereof, the parties have executed this Agreement on June 15,2006

The Company: Employee:
Invisa, Inc.

By: _____/s/ Edmund C. King_________________________________                        /s/ Carl A. Parks

Edmund C. King                                                 Carl A. Parks
Chief Financial Officer

Exhibit “B”

EMPLOYMENT AGREEMENT
Between

Invisa, Inc.

And

Carl A. Parks

In accordance with Paragraph 3, Employee shall be paid the following Compensation payable as set forth below:

1. The salary to be paid by Employer hereunder shall be $125,000 per year, gross salary, and payable in 26 equal bi-weekly increments (less customary withholding for federal and state employment taxes).

2. Two weeks vacation in year one, three weeks in from year two.

3. The Company will reimburse the Employee for reasonable business expenses approved in advance and incurred by Employee in furtherance of his duties to the Company, which shall include, without limitation, expenses for entertaining, travel and similar items. All such expenses will be incurred in accordance with policies adopted by the Company from time to time.

4. Employee shall be permitted to participate in all employee benefit plans. The Company shall pay for health insurance premiums under the Company’s plan for Employee and Employee’s family members.

In Witness Whereof, the parties have executed this Agreement on June 15, 2006

The Company: Employee:
Invisa, Inc.

By: __/s/ Edmund C. King___________________________________                /s/ Carl A. Parks

Edmund C King                                                 Carl A Parks
Chief Financial Officer and Director